Exhibit 99.1

Datadog Announces First Quarter 2023 Financial Results

May 4, 2023

First quarter revenue grew 33% year-over-year to $482 million
Strong growth of larger customers, with about 2,910 $100k+ ARR customers, up from about 2,250 a year ago
Launched Data Streams Monitoring and Application Vulnerability Management

NEW YORK-- Datadog, Inc. (NASDAQ:DDOG), the monitoring and security platform for cloud applications, today announced financial results for its first quarter ended March 31, 2023.
"We are pleased with our execution in the first quarter, with 33% year-over-year revenue growth, continued customer growth, and increased multi-product adoption by our customers," said Olivier Pomel, co-founder and CEO of Datadog.
Pomel added, "We continue to deliver innovation to our customers, including the recent launch of our Data Streams Monitoring and Application Vulnerability Management products. With our broadening observability and security platform, our customers can monitor, manage, secure, and drive value from their complex and ephemeral cloud environments.“

First Quarter 2023 Financial Highlights:
•Revenue was $481.7 million, an increase of 33% year-over-year.
•GAAP operating loss was $(35.0) million; GAAP operating margin was (7)%.
•Non-GAAP operating income was $86.4 million; non-GAAP operating margin was 18%.
•GAAP net loss per diluted share was $(0.08); non-GAAP net income per diluted share was $0.28.
•Operating cash flow was $133.8 million, with free cash flow of $116.3 million.
•Cash, cash equivalents, and marketable securities were $2.0 billion as of March 31, 2023.
First Quarter & Recent Business Highlights:
•As of March 31, 2023, we had about 2,910 customers with ARR of $100,000 or more, an increase of 29% from about 2,250 as of March 31, 2022.

•Announced the general availability of Data Streams Monitoring, which makes it easier for organizations to track and manage the performance of event-driven applications that rely on technologies like Kafka and RabbitMQ to transfer data. Data Streams Monitoring is the first and only solution that automatically visualizes all interdependencies and key health metrics across all streaming data pipelines.
•Released the 2023 State of Application Security Report. To better understand the current vulnerabilities and threats targeting DevOps organizations, researchers evaluated real-world data from thousands of Datadog customers. According to the report, only three percent of critical vulnerabilities are truly high risk and worth prioritizing.
•Launched a new data center in Japan. Located in Tokyo, Japan, the data center is Datadog’s first in Asia and adds to existing locations in the United States, Europe and AWS GovCloud.
•Announced the general availability of Application Vulnerability Management, which expands Datadog’s application security capabilities by automatically uncovering and prioritizing the most important vulnerabilities in open-source libraries.

Second Quarter and Full Year 2023 Outlook:
Based on information as of today, May 4, 2023, Datadog is providing the following guidance:
•Second Quarter 2023 Outlook:
◦Revenue between $498 million and $502 million.
◦Non-GAAP operating income between $82 million and $86 million.
◦Non-GAAP net income per share between $0.27 and $0.29, assuming approximately 349 million weighted average diluted shares outstanding.
•Full Year 2023 Outlook:
◦Revenue between $2.08 billion and $2.10 billion.
◦Non-GAAP operating income between $340 million and $360 million.
◦Non-GAAP net income per share between $1.13 and $1.20, assuming approximately 351 million weighted average diluted shares outstanding.
Datadog has not reconciled its expectations as to non-GAAP operating income, or as to non-GAAP net income per share, to their most directly comparable GAAP measure as a result of uncertainty regarding, and the potential variability of, reconciling items such as stock-based compensation and employer payroll taxes on equity incentive plans. Accordingly, reconciliation is not available without unreasonable effort, although it is important to note that these factors could be material to Datadog’s results computed in accordance with GAAP.

Conference Call Details:
•What: Datadog financial results for the first quarter of 2023 and outlook for the second quarter and the full year 2023
•When: May 4, 2023 at 8:00 A.M. Eastern Time (5:00 A.M. Pacific Time)
•Dial in: To access the call in the U.S., please register here. Callers are encouraged to dial into the call 10 to 15 minutes prior to the start to prevent any delay in joining.
•Webcast: https://investors.datadoghq.com (live and replay)
•Replay: A replay of the call will be archived on the investor relations website
About Datadog
Datadog is the observability and security platform for cloud applications. Our SaaS platform integrates and automates infrastructure monitoring, application performance monitoring, log management, real-user monitoring, and many other capabilities to provide unified, real-time observability and security for our customers' entire technology stack. Datadog is used by organizations of all sizes and across a wide range of industries to enable digital transformation and cloud migration, drive collaboration among development, operations, security and business teams, accelerate time to market for applications, reduce time to problem resolution, secure applications and infrastructure, understand user behavior, and track key business metrics.
Forward-Looking Statements
This press release and the earnings call referencing this press release contain “forward-looking” statements, as that term is defined under the federal securities laws, including but not limited to statements regarding Datadog’s strategy, product and platform capabilities, the benefits and expected closing of acquisitions, growth in and ability to capitalize on long-term market opportunities including the pace and scope of cloud migration and digital transformation, gross margins and operating margins including with respect to sales and marketing, research and development expenses, investments and capital expenditures, tax expense, net interest and other income as well as the impact of increased office activity and marketing, and Datadog’s future financial performance, including its outlook for the second quarter and fiscal year 2023 and related notes and assumptions. These forward-looking statements are based on Datadog’s current assumptions, expectations and beliefs and are subject to substantial risks, uncertainties, assumptions and changes in circumstances that may cause Datadog’s actual results, performance or achievements to differ materially from those expressed or implied in any forward-looking statement.
The risks and uncertainties referred to above include, but are not limited to (1) our recent rapid growth may not be indicative of our future growth; (2) our history of operating losses; (3) our limited operating history; (4) our business depends on our existing customers purchasing additional subscriptions and products from us and renewing their subscriptions; (5) our ability to attract new customers; (6) our ability to effectively develop and expand our sales and marketing capabilities; (7) risk of a security breach; (8) risk of interruptions or performance problems associated with our products and platform capabilities; (9) our ability to adapt and respond to rapidly changing technology or customer needs; (10) the competitive markets in which we participate; (11) risks associated with successfully managing our growth; and (12) general market, political, economic, and business conditions including concerns about reduced economic growth and associated decreases in information technology spending as well as the impact of the COVID-19 pandemic. These risks and uncertainties are more fully described in our filings with the Securities and Exchange Commission (SEC), including in the section entitled “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2022, filed with the SEC on February 24, 2023. Additional information will be made available in our Quarterly Report on Form 10-Q for the quarter ended March 31, 2023 and other filings and reports that we may file from time to time with the SEC. Moreover, we operate in a very competitive and rapidly changing environment. New risks emerge from time to time. It is not possible for our management to predict all risks, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements we may make. In light of these risks, uncertainties and assumptions, we cannot guarantee future results, levels of activity, performance, achievements, or events and circumstances reflected in the forward-looking statements will occur. Forward-looking statements represent our beliefs and assumptions only as of the date of this press release. We disclaim any obligation to update forward-looking statements.
About Non-GAAP Financial Measures
Datadog discloses the following non-GAAP financial measures in this release and the earnings call referencing this press release: non-GAAP gross profit, non-GAAP gross margin, non-GAAP operating expenses (research and development, sales and marketing and general and administrative), non-GAAP operating income (loss), non-GAAP operating margin, non-GAAP net income (loss), non-GAAP net income (loss) per basic share, non-GAAP net income (loss) per diluted share, and free cash flow. Datadog uses each of these non-GAAP financial measures internally to understand and compare operating results across accounting periods, for internal budgeting and forecasting purposes, for short- and long-term operating plans, and to evaluate Datadog’s financial performance. Datadog believes they are useful to investors, as a supplement to GAAP measures, in evaluating its operational performance, as further discussed below. Datadog’s non-GAAP financial measures may not provide information that is directly comparable to that provided by other companies in its industry, as other companies in its industry may calculate non-GAAP financial results differently, particularly related to non-recurring and unusual items. In addition, there are limitations in using non-GAAP financial measures because the non-GAAP financial measures are not prepared in accordance with GAAP and may be different from non-GAAP financial measures used by other companies and exclude expenses that may have a material impact on Datadog’s reported financial results.
Non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information prepared in accordance with GAAP. A reconciliation of the historical non-GAAP financial measures to their most directly comparable GAAP measures has been provided in the financial statement tables included below in this press release.
Datadog defines non-GAAP gross profit, non-GAAP gross margin, non-GAAP operating expenses (research and development, sales and marketing and general and administrative), non-GAAP operating income (loss), non-GAAP operating margin and non-GAAP net income (loss) as the respective GAAP balances, adjusted for, as applicable: (1) stock-based compensation expense; (2) the amortization of acquired intangibles; (3) employer payroll taxes on employee stock transactions; and (4) amortization of issuance costs. Datadog defines free cash flow as net cash provided by operating activities, minus capital expenditures and minus capitalized software development costs, if any. Investors are encouraged to review the reconciliation of these historical non-GAAP financial measures to their most directly comparable GAAP financial measures.
Management believes these non-GAAP financial measures are useful to investors and others in assessing Datadog’s operating performance due to the following factors:
Stock-based compensation. Datadog utilizes stock-based compensation to attract and retain employees. It is principally aimed at aligning their interests with those of its stockholders and at long-term retention, rather than to address operational performance for any particular period. As a result, stock-based compensation expenses vary for reasons that are generally unrelated to financial and operational performance in any particular period.
Amortization of acquired intangibles. Datadog views amortization of acquired intangible assets as items arising from pre-acquisition activities determined at the time of an acquisition. While these intangible assets are evaluated for impairment regularly, amortization of the cost of acquired intangibles is an expense that is not typically affected by operations during any particular period.
Employer payroll taxes on employee stock transactions. Datadog excludes employer payroll tax expense on equity incentive plans as these expenses are tied to the exercise or vesting of underlying equity awards and the price of Datadog’s common stock at the time of vesting or exercise. As a result, these taxes may vary in any particular period independent of the financial and operating performance of Datadog’s business.
Amortization of issuance costs. In June 2020, Datadog issued $747.5 million of convertible senior notes due 2025, which bear interest at an annual fixed rate of 0.125%. Debt issuance costs, which reduce the carrying value of the convertible debt instrument, are amortized as interest expense over the term. The expense for the amortization of debt issuance costs is a non-cash item, and we believe the exclusion of this interest expense will provide for a more useful comparison of our operational performance in different periods.
Additionally, Datadog’s management believes that the non-GAAP financial measure free cash flow is meaningful to investors because it is a measure of liquidity that provides useful information in understanding and evaluating the strength of our liquidity and future ability to generate cash that can be used for strategic opportunities or investing in our business. Free cash flow represents net cash provided by operating activities, reduced by capital expenditures and capitalized software development costs, if any. The reduction of capital expenditures and amounts capitalized for software development facilitates comparisons of Datadog's liquidity on a period-to-period basis and excludes items that management does not consider to be indicative of our liquidity.
Operating Metrics
Datadog’s number of customers with ARR of $100,000 or more is based on the ARR of each customer, as of the last month of the quarter.
We define the number of customers as the number of accounts with a unique account identifier for which we have an active subscription in the period indicated. Users of our free trials or tier are not included in our customer count. A single organization with multiple divisions, segments or subsidiaries is generally counted as a single customer. However, in some cases where they have separate billing terms, we may count separate divisions, segments or subsidiaries as multiple customers.
We define ARR as the annualized revenue run-rate of subscription agreements from all customers at a point in time. We calculate ARR by taking the monthly recurring revenue, or MRR, and multiplying it by 12. MRR for each month is calculated by aggregating, for all customers during that month, monthly revenue from committed contractual amounts, additional usage, usage from subscriptions for a committed contractual amount of usage that is delivered as used, and monthly subscriptions. We updated the definition of MRR as of the quarter ended September 30, 2021 to capture usage from subscriptions with committed contractual amounts and applied this change retrospectively. ARR and MRR should be viewed independently of revenue, and do not represent our revenue under GAAP on a monthly or annualized basis, as they are operating metrics that can be impacted by contract start and end dates and renewal rates. ARR and MRR are not intended to be replacements or forecasts of revenue.

Datadog, Inc.
Condensed Consolidated Statements of Operations
(In thousands, except per share data; unaudited)

	Three Months Ended March 31,
	2023	2022
Revenue	$481,714	$363,030
Cost of revenue (1)(2)(3)	99,914	74,462
Gross profit	381,800	288,568
Operating expenses:
Research and development (1)(3)	229,478	150,608
Sales and marketing (1)(2)(3)	144,971	101,166
General and administrative (1)(3)	42,321	26,380
Total operating expenses	416,770	278,154
Operating (loss) income	(34,970)	10,414
Other income (loss):
Interest expense (4)	(2,181)	(5,247)
Interest income and other income, net	16,727	5,687
Other income, net	14,546	440
(Loss) income before provision for income taxes	(20,424)	10,854
Provision for income taxes	(3,662)	(1,116)
Net (loss) income	$(24,086)	$9,738
Net (loss) income per share - basic	$(0.08)	$0.03
Net (loss) income per share - diluted	$(0.08)	$0.03
Weighted average shares used in calculating net (loss) income per share:
Basic	319,286	313,456
Diluted	319,286	345,668

(1) Includes stock-based compensation expense as follows:
Cost of revenue	$3,725	$1,653
Research and development	74,703	44,696
Sales and marketing	23,014	14,595
General and administrative	11,286	5,940
Total	$112,728	$66,884

(2) Includes amortization of acquired intangibles as follows:
Cost of revenue	$2,016	$1,413
Sales and marketing	203	203
Total	$2,219	$1,616

(3) Includes employer payroll taxes on employee stock transactions as follows:
Cost of revenue	$60	$102
Research and development	4,593	3,297
Sales and marketing	775	1,109
General and administrative	965	257
Total	$6,393	$4,765

(4) Includes amortization of issuance costs as follows:
Interest expense	$845	$840
Total	$845	$840

Datadog, Inc.
Condensed Consolidated Balance Sheets
(In thousands; unaudited)

	March 31, 2023	December 31, 2022
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$222,548	$338,985
Marketable securities	1,795,342	1,545,341
Accounts receivable, net of allowance for credit losses of $8,071 and $5,626 as of March 31, 2023 and December 31, 2022, respectively	367,046	399,551
Deferred contract costs, current	34,858	33,054
Prepaid expenses and other current assets	43,198	27,303
Total current assets	2,462,992	2,344,234
Property and equipment, net	138,400	125,346
Operating lease assets	94,723	87,629
Goodwill	348,536	348,277
Intangible assets, net	14,152	16,365
Deferred contract costs, non-current	56,636	55,338
Restricted cash	—	3,303
Other assets	24,305	24,360
TOTAL ASSETS	$3,139,744	$3,004,852
LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES:
Accounts payable	$41,598	$23,474
Accrued expenses and other current liabilities	148,530	171,158
Operating lease liabilities, current	20,397	22,092
Deferred revenue, current	562,429	543,024
Total current liabilities	772,954	759,748
Operating lease liabilities, non-current	86,242	76,582
Convertible senior notes, net	739,692	738,847
Deferred revenue, non-current	22,506	12,944
Other liabilities	6,251	6,226
Total liabilities	1,627,645	1,594,347
STOCKHOLDERS' EQUITY:
Common stock	3	3
Additional paid-in capital	1,744,221	1,625,190
Accumulated other comprehensive loss	(5,773)	(12,422)
Accumulated deficit	(226,352)	(202,266)
Total stockholders’ equity	1,512,099	1,410,505
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$3,139,744	$3,004,852

Datadog, Inc.
Condensed Consolidated Statements of Cash Flow
(In thousands; unaudited)

	Three Months Ended March 31,
	2023	2022
CASH FLOWS FROM OPERATING ACTIVITIES:
Net (loss) income	$(24,086)	$9,738
Adjustments to reconcile net (loss) income to net cash provided by operating activities:
Depreciation and amortization	10,275	7,394
(Accretion) amortization of (discounts) premiums on marketable securities	(5,195)	3,959
Amortization of issuance costs	845	840
Amortization of deferred contract costs	8,648	6,022
Stock-based compensation, net of amounts capitalized	112,728	66,884
Non-cash lease expense	5,944	4,411
Allowance for credit losses on accounts receivable	3,732	798
Loss on disposal of property and equipment	88	823
Changes in operating assets and liabilities:
Accounts receivable, net	28,773	(7,319)
Deferred contract costs	(11,750)	(8,166)
Prepaid expenses and other current assets	(15,810)	(8,391)
Other assets	164	(805)
Accounts payable	18,545	(7,624)
Accrued expenses and other liabilities	(28,080)	(2,911)
Deferred revenue	28,966	81,735
Net cash provided by operating activities	133,787	147,388
CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of marketable securities	(757,787)	(329,706)
Maturities of marketable securities	497,648	199,703
Proceeds from sale of marketable securities	21,341	2,007
Purchases of property and equipment	(8,739)	(9,514)
Capitalized software development costs	(8,711)	(7,973)
Cash paid for acquisition of businesses; net of cash acquired	—	(4,871)
Net cash used in investing activities	(256,248)	(150,354)
CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from exercise of stock options	2,098	4,245
Repayments of convertible senior notes	—	(3)
Net cash provided by financing activities	2,098	4,242

Effect of exchange rate changes on cash, cash equivalents and restricted cash	623	(629)

NET (DECREASE) INCREASE IN CASH, CASH EQUIVALENTS AND RESTRICTED CASH	(119,740)	647
CASH, CASH EQUIVALENTS AND RESTRICTED CASH—Beginning of period	342,288	274,463
CASH, CASH EQUIVALENTS AND RESTRICTED CASH—End of period	$222,548	$275,110

RECONCILIATION OF CASH, CASH EQUIVALENTS AND RESTRICTED CASH WITHIN THE CONDENSED CONSOLIDATED BALANCE SHEETS TO THE AMOUNTS SHOWN IN THE STATEMENTS OF CASH FLOWS ABOVE:
Cash and cash equivalents	$222,548	$271,686
Restricted cash	—	3,424
Total cash, cash equivalents and restricted cash	$222,548	$275,110

Datadog, Inc.
Reconciliation from GAAP to Non-GAAP Results
(In thousands, except per share data; unaudited)

	Three Months Ended March 31,
	2023	2022
Reconciliation of gross profit and gross margin
GAAP gross profit	$381,800	$288,568
Plus: Stock-based compensation expense	3,725	1,653
Plus: Amortization of acquired intangibles	2,016	1,413
Plus: Employer payroll taxes on employee stock transactions	60	102
Non-GAAP gross profit	$387,601	$291,736
GAAP gross margin	79%	79%
Non-GAAP gross margin	80%	80%

Reconciliation of operating expenses
GAAP research and development	$229,478	$150,608
Less: Stock-based compensation expense	(74,703)	(44,696)
Less: Employer payroll taxes on employee stock transactions	(4,593)	(3,297)
Non-GAAP research and development	$150,182	$102,615

GAAP sales and marketing	$144,971	$101,166
Less: Stock-based compensation expense	(23,014)	(14,595)
Less: Amortization of acquired intangibles	(203)	(203)
Less: Employer payroll taxes on employee stock transactions	(775)	(1,109)
Non-GAAP sales and marketing	$120,979	$85,259

GAAP general and administrative	$42,321	$26,380
Less: Stock-based compensation expense	(11,286)	(5,940)
Less: Employer payroll taxes on employee stock transactions	(965)	(257)
Non-GAAP general and administrative	$30,070	$20,183

Reconciliation of operating (loss) income and operating margin
GAAP operating (loss) income	$(34,970)	$10,414
Plus: Stock-based compensation expense	112,728	66,884
Plus: Amortization of acquired intangibles	2,219	1,616
Plus: Employer payroll taxes on employee stock transactions	6,393	4,765
Non-GAAP operating income	$86,370	$83,679
GAAP operating margin	(7)%	3%
Non-GAAP operating margin	18%	23%

Reconciliation of net (loss) income
GAAP net (loss) income	$(24,086)	$9,738
Plus: Stock-based compensation expense	112,728	66,884
Plus: Amortization of acquired intangibles	2,219	1,616
Plus: Employer payroll taxes on employee stock transactions	6,393	4,765
Plus: Amortization of issuance costs	845	840
Non-GAAP net income	$98,099	$83,843
Net income per share - basic	$0.31	$0.27
Net income per share - diluted	$0.28	$0.24
Shares used in non-GAAP net income per share calculations:
Basic	319,286	313,456
Diluted	345,934	345,668

Datadog, Inc.
Reconciliation of GAAP Cash Flow from Operating Activities to Free Cash Flow
(In thousands; unaudited)

	Three Months Ended March 31,
	2023	2022
Net cash provided by operating activities	$133,787	$147,388
Less: Purchases of property and equipment	(8,739)	(9,514)
Less: Capitalized software development costs	(8,711)	(7,973)
Free cash flow	$116,337	$129,901
Free cash flow margin	24%	36%

Contact Information
Yuka Broderick
Datadog Investor Relations
IR@datadoghq.com

Dan Haggerty
Datadog Public Relations
Press@datadoghq.com

Datadog is a registered trademark of Datadog, Inc.
All product and company names herein may be trademarks of their registered owners.